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                                                                  Exhibit 4.1(b)

                                    ILOG S.A.

                             1998 STOCK OPTION PLAN


1.   PURPOSES OF THE PLAN

     The purposes of this Stock Option Plan are:

     - to attract and retain the best available personnel for positions of substantial responsibility;

     -    to provide additional incentive to Beneficiaries; and

     -    to promote the success of the Company's business.

     Options granted under the Plan to U.S. Beneficiaries are intended to be Incentive Stock Options or Non-Statutory Stock Options, as determined by the Administrator at the time of grant of an Option, and shall comply in all respects with Applicable U.S. Laws in order that they may benefit from available fiscal advantages.

2.   DEFINITIONS As used herein, the following definitions shall apply:

          (a) "Administrator" means the board of directors of the Company as shall administer the Plan in accordance with Section 4 of the Plan, excluding however, any board member who is a Beneficiary.

          (b) "ADR" means an American Depositary Receipt if any, evidencing American Depositary Shares if any, corresponding to Shares of Common Stock.

          (c) "Applicable U. S. Laws" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code in force in the United States of America.

          (d) "Affiliated Company" means a company which conforms with the criteria set forth in Article 208-4 of the Law as follows:

               - companies of which at least one tenth (1/10) of the share capital or voting rights is held directly or indirectly by the Company;

               - companies which own directly or indirectly at least one tenth (1/10) of the share capital or voting rights of the Company; and


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               -    companies of which at least fifty percent (50%) of the share capital or voting rights is held directly or indirectly by a company which owns directly or indirectly at least fifty percent (50%) of the share capital or voting rights of the Company.

"Beneficiary" means the Chief Executive Officer (President Directeur General) Managing directors (Directeurs generaux) and any Officers or other person employed by the Company or any Affiliated Company under the terms and conditions of an employment contract. Neither service as a Director nor payment of a director's fee by the Company shall be deemed to constitute an employment relationship.

          (f) "Board" means the board of directors of the Company.

          (g) "Code" means the United States Internal Revenue Code of 1986, as amended.

          (h) "Common Stock" means shares of common stock of the Company.

          (i) "Company" means ILOG S.A., a corporation organized under the laws of the Republic of France.

          (j) "Continuous Status as a Beneficiary" means as regards the Chief Executive Officer and Managing directors that the term of their office has not terminated and as regards an Officer or an Employee that the employment relationship between the Beneficiary and the Company or any Affiliated Company is neither interrupted nor terminated. Continuous Status as a Beneficiary shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Affiliated Company, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave. For purposes of U.S. Beneficiaries and Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by a U.S. Beneficiary shall cease to be treated as an Incentive Stock Option and shall be treated for U.S. tax purposes as a Non-statutory Stock Option.

          (k) "Director" means a member of the Board.

          (1) "Disability" means total and permanent disability.

          (m) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          (n) "Fair Market Value" means the value for one share as determined in good faith by the Administrator.

From the date on which the Company shall be listed on the Nasdaq National Market of the National Association of Securities Dealer Inc. Automated Quotation ("NASDAQ") System, Fair


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Market Value shall mean the French franc value of the U.S. $ value of one ADR divided by the number of Share(s) of Common Stock to which it corresponds, such French franc value to be calculated on the basis of the noon buying rates reported by the Federal Reserve Bank of New York (expressed in francs per $1.00).

          The U.S. $ value of one ADR shall be determined as follows:

               (i) if the ADRs corresponding to Common Stock are listed on any established stock exchange or a national market system, including without limitation NASDAQ, the Fair Market Value of an ADR shall be the closing sales price for such ADR (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading ADRs) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) if the ADRs corresponding to Common Stock are quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or are regularly quoted by a renowned securities dealer but selling prices are not reported, the Fair Market value of an ADR shall be the mean between the high bid and low asked prices for the ADRs on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (iii) in the absence of an established market for the ADRs or the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (o) "Incentive Stock Option" means an Option granted only to U.S. Beneficiaries and intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (p) "Law" means French law no. 66-537 dated July 24, 1966 concerning commercial companies.

          (q) "Non-statutory Stock Option" means an Option which does not qualify as an Incentive Stock Option.

          (r) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

          (s) "Officer" means a U.S. Beneficiary who is an officer of the Company or an Affiliated Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (t) "Option" means a stock option granted pursuant to the Plan.

          (u) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (v) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for options with a lower exercise price.

          (w) "Optionee" means a Beneficiary who holds at least one outstanding Option.

          (x) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (y) "Plan" means this 1998 Stock Option Plan.

          (z) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to U.S. Beneficiaries under the Plan.

          (bb) "Share" means a share with a par value of FF 4.00 of the Common Stock, as adjusted from time to time in accordance with Section 11 of the Plan.

          (cc) "Shareholder Authorization" means the authorization given by the shareholders of the Company in an ordinary and extraordinary general meeting held on November 4, 1998, permitting the Board to grant Stock Options under the Plan.

          (dd) "U.S. Beneficiary" means a Beneficiary of the Company or an Affiliated Company residing in the United States or otherwise subject to the United States' laws and regulations.

          (ee) "U.K. Beneficiary" means a Beneficiary of the Company or an Affiliated Company residing in the United Kingdom or otherwise subject to the United Kingdom's laws and regulations.

3.   STOCK SUBJECT TO THE PLAN

     Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and issued under the Plan is 1,000,000 Shares with a par value of FF 4 which is to encompass any number of Shares that the Board may dispose of from time to time pursuant to further authorizations by an extraordinary meeting of shareholders.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unsubscribed Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4.   ADMINISTRATION OF THE PLAN


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     (a) Procedure. The Plan shall be administered by the Administrator.

     (b) Powers of the Administrator. Subject to the provisions of the Law, the Shareholder Authorization, the Plan and U.S. Applicable Laws, the Administrator shall have the authority, in its discretion:

         (i) to determine the Fair Market Value of the Shares, in accordance with Section 2(n) of the Plan;

         (ii) to determine the Beneficiaries to whom Options may be granted hereunder;

         (iii) to select the Beneficiaries and determine whether and to what extent Options are granted hereunder;

         (iv) to decide the number of Shares to be covered by each Option granted hereunder;

         (v)    to approve or amend forms of agreement for use under the Plan;

         (vi) to determine the terms and conditions of any Options granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

         (vii) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan;

         (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

         (ix) to modify or amend each Option (subject to the provisions of Section 13(c) of the Plan), including the discretionary authority to extend the termination exercisability period of Options after the termination of the employment agreement or the end of the term of office, longer than is otherwise provided for in the Plan;

         (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;


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         (xi)   to decide and institute an Option Exchange Program;

         (xii)  to determine the terms and restrictions applicable to Options;
                and

         (xiii) to make all other determinations deemed necessary or appropriate for administering the Plan.

     (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees.

5.      LIMITATIONS

     (a) In the case of U.S. Beneficiaries, each Option shall be designated in the Notice of Grant either as an incentive Stock Option or as a Non-Statutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee's Incentive Stock Options granted by the Company or any parent or subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any parent or subsidiary), exceeds $100,000, such excess Options shall be treated as Non-statutory Stock Options. For purposes of this Section 5(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of the grant.

     (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or his term of office with the Company or any Affiliated Company, nor shall they interfere in any way with the Optionee's right or the Company's or Affiliated Company's right, as the case may be, to terminate such employment or such term of office at any time, with or without cause.

     (c) The following limitations shall apply to grants of Options to
Beneficiaries:

         (i) No Beneficiary shall be granted, in any fiscal year of the Company, Options to purchase more than 125,000 Shares.

         (ii) Notwithstanding the foregoing, the Company may also make additional one-time grants of up to 250,000 Shares to newly-hired or nominated Beneficiaries.

     or

         (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11 of the Plan.

     (d) Other than as expressly provided hereunder, no member of the Board of Directors shall be as such eligible to receive an Option under the Plan.

6.     TERM OF PLAN


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     Subject to the approval of the shareholders of the Company in accordance with Section 16 of the Plan, the Plan shall be effective and Options may be granted as of September 24, 1998, the date of the Plan's adoption by the Board. It shall continue in effect until August 31, 2003 unless terminated earlier under Section 13 of the Plan, so that Options may be granted hereunder until August 31, 2003.

7.   TERM OF OPTION

     The term of each Option shall be stated in the Notice of Grant, as ten (10) years from the date of grant, except for U.K. Beneficiaries for whom the term of each option shall be seven (7) years less one (1) day from the date of grant, in accordance with the Shareholder Authorization.

8.   OPTION EXERCISE PRICE AND CONSIDERATION

     (a) Exercise Price

     The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator on the basis of the Fair Market Value, subject to the following:

     (i)  In the case of an Incentive Stock Option

          (A) granted to a U.S. Beneficiary who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting rights of all classes of stock of the Company or any Parent or Subsidiary and, to the extent such U.S. Beneficiary is permitted by the Law to receive Option grants, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

          (B) granted to any Beneficiary other than a U.S. Beneficiary described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

     (ii) In the case of a Non-Statutory Stock Option

          (A) granted to a U.S. Beneficiary who, at the time of the grant of such Option owns stock representing more than ten percent (10%) of the voting rights of all classes of stock of the Company or any Parent or Subsidiary and, to the extent such U.S. Beneficiary is permitted by law to receive Option grants, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

          (B) granted to any Beneficiary, the per Share exercise price shall be no less than 95% of the Fair Market Value per Share on the date of grant.

     (b) Waiting Period and Exercise Dates


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     At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

     (c) Form of Consideration

     The consideration to be paid for the Shares to be issued upon exercise of Options, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration shall consist entirely of an amount in French francs corresponding to the exercise price which shall be paid either by:

          (1)  wire transfer;

          (2)  check;

          (3)  offset of receivables;

          (4) delivery of a properly executed notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          (5)  any combination of the foregoing methods of payment.

9.   EXERCISE OF OPTION

     (a) Procedure for Exercise; Rights as a Shareholder

     Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, but in no case at a rate of less than 20% per annum over five (5) years from the date of grant.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the provisions of the Option Agreement) together with a share subscription form (bulletin de souscription) duly executed by the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.


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     Upon exercise of an Option, the Shares issued to the Optionee shall be assimilated with all other Shares of the Company and shall be entitled to dividends for the fiscal year in course during which the Option is exercised.

     Granting of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available for purposes of the Plan, by the number of Shares as to which the Option may be exercised.

     (b) Termination of the Optionee's Continuous Status as Beneficiary

     Upon termination of an Optionee's Continuous Status as a Beneficiary, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination of Continuous Status as a Beneficiary. In the case of an Incentive Stock Option, such period of time shall not exceed three (3) months from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee

     In the event that an Optionee's Continuous Status as a Beneficiary terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercised portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee

     In the event of the death of an Optionee during the term of the Option, the Option may be exercised at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercised portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the


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Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (e) Rule 16b-3

     Options granted to U.S. Beneficiaries subject to Section 16 of the Exchange Act ("Insiders"), if such Act is applicable to the Company, must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

10.  NON-TRANSFERABILITY OF OPTIONS

     An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET
     SALE

     (a) Changes in capitalization

     In the event of the carrying out by the Company of any of the financial operations pursuant to Article 208-5 of the Law as follows:

     - the issuance of shares to be subscribed for in cash or by set-off of existing indebtedness offered exclusively to the shareholders;

     - capitalization of reserves, profits, issuance premiums or the distribution of free shares;

     - the issuance of bonds convertible or exchangeable into shares offered exclusively to shareholders;

     -    distribution of reserves in cash or portfolio securities; and

     -    capital reduction motivated by losses;

the Administrator shall, in accordance with the conditions provided for in Articles 174-8 et. seq. of the decree NO. 67-236 of March 23, 1967 concerning commercial companies, effect an adjustment of the number and the price of the Shares subject to Option grants.

     (b) Dissolution or Liquidation

     In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole


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discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to which the Option would not otherwise be exercisable.

     (c) Merger or Asset Sale

     In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company or of the sale by one or several shareholders of the Company to one or several third parties of a number of Shares resulting in a transfer of control (within the meaning of Article 355-1 of the Law) of the Company to said third parties, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or an affiliated company of the successor corporation. In the event that the successor corporation or an affiliated company of the successor corporation refuses to assume or substitute for the Option, the Administrator shall provide for the Optionee to have the right to exercise the Option as to the corresponding Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation, or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

12.  DATE OF GRANT

     The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

13.  AMENDMENT AND TERMINATION OF THE PLAN

     (a) Amendment and Termination

     The Administrator may at any time amend, alter, suspend or terminate the Plan.


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     (b) Shareholder Approval

     The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

     (c) Effect of amendment or termination

     No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

14.  CONDITIONS UPON ISSUANCE OF SHARES

     (a) Legal Compliance

     Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law including, without limitation, the Law, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable U.S. Laws and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

     (b) Investment Representations

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being subscribed only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

15.  LIABILITY OF COMPANY

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by any counsel to the Company to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.

16.  SHAREHOLDER APPROVAL

     Continuance of the Plan shall be subject to approval by the shareholders of the Company within 12 months of the date the Plan is adopted by the Board. Such shareholder


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approval shall be obtained in the manner and to the degree required under the Law and Applicable U.S. Laws.

17.  LAW AND JURISDICTION AND LANGUAGE

     This Plan shall be governed by and construed in accordance with the laws of France. The Tribunal de Grande Instance of Creteil shall be exclusively competent to determine any claim or dispute arising in connection herewith.

     The Company, the Board and the Optionees recognize that the Plan has been prepared both in the French and the English language. The French version is the version that binds the parties; notwithstanding this, the English version represents an acceptable translation and, consequently, no official translation will be required for the interpretation of the Plan.

18.  INFORMATION TO OPTIONEES AND PURCHASERS

     The Company shall provide to each Optionee, not less frequently than annually, copies of annual financial statements. The Company shall also provide such statements to each individual who acquires Shares pursuant to the Plan while such individual owns such shares. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.


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                                   EXHIBIT A

                                   ILOG S.A.
          Societe Anonyme having a share capital of ___________ francs
               Registered office: 9 rue de Verdun, 94253 Gentilly
                          R.C.S. Creteil B 340 852 458



                             1998 STOCK OPTION PLAN

                                EXERCISE NOTICE

                           (Share subscription form)



ILOG S.A.
9 rue de Verdun
94253 Gentilly

Date:

Attention:

1.   Exercise of Option. Effective as of today, ___________________________199_, the undersigned hereby elects to subscribe____________________ (________) shares (the "Shares") of the Common Stock of ILOG S.A. (the "Company") under and pursuant to the Company's 1998 Stock Option Plan (the "Plan") adopted by the Board of directors on September 24, 1998 and the Stock Option Agreement dated __________________, 199_, (the "Option Agreement"). The subscription price for the Shares shall be FF________, as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full subscription price for the Shares.

3. Representation of Optionee. The Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company) of the Shares, the Optionee shall have, as an Optionee, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned


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

Stock, except those the Optionee may have as a shareholder of the Company. No adjustment will be made for rights in respect of which the record date is prior to the issuance date for the Shares, except as provided in Section 11 of the Plan.

5. Tax consultation. The Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's subscription or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the subscription or disposition of the Shares. The Optionee is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the laws of the Republic of France.

This Exercise notice is delivered in two originals, one of which shall be returned to the Optionee.


Submitted by:                           Accepted by:
OPTIONEE (*)                            ILOG S.A.



                                        By:  Pierre Haren
-----------------------------
Signature

-----------------------------           Its:  CEO
Print Name


Address:                                Address:

-----------------------------           ILOG S.A.
                                        9 rue de Verdun
-----------------------------           94253 Gentilly
                                        France
-----------------------------

-----------------------------

--------

(*) The signature of the Optionee must be preceded by the following manuscript mention "accepted for formal and irrevocable subscription of ________ Shares".



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